Exhibit 4.6

NOTICE OF REFINANCING AND SUPPLEMENT NO. 1 dated as of September 29, 2009 (this “Supplement”) to the INTERCREDITOR AGREEMENT dated as of August 13, 2009 (the “Intercreditor Agreement”) by and among GLOBAL AVIATION HOLDINGS INC., a Delaware corporation (“Parent”), each other Grantor from time to time party thereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as collateral agent under the First-Lien Documents (the “First-Lien Collateral Agent”), and JEFFERIES FINANCE LLC, in its capacity as collateral agent under the Second-Lien Documents (the “Departing Second-Lien Collateral Agent”).

A.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B.            Concurrently with the execution and delivery of this Supplement, Parent is entering into (i) a Second-Lien Term Loan Credit Agreement, dated as of September 29, 2009 (the “New Second-Lien Credit Agreement”), by and among Parent and each of the other borrower signatories thereto as Borrowers (the “Borrowers”), certain other subsidiaries of Parent party thereto, as Guarantors (the “Guarantors” and, together with the Borrowers, the “Credit Parties”), the lenders signatory thereto from time to time (such lenders, together with their successors, assigns and transferees, the “New Lenders”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “New Second-Lien Administrative Agent”) and as collateral agent (in such capacity the “New Second-Lien Collateral Agent”), and the other agents and arrangers party thereto, (ii) a new Second-Lien Security Agreement (the “New Second-Lien Security Agreement”), dated as of September 29, 2009, by the Credit Parties in favor of the New Second-Lien Collateral Agent and (iii) certain other “Loan Documents” referred to therein and related thereto (collectively with the New Second-Lien Credit Agreement and the New Second-Lien Security Agreement, the “New Second-Lien Documents”), for the purpose of refinancing and replacing (x) the Second-Lien Term Loan Credit Agreement, dated as of August 13, 2009, among the Credit Parties, the lenders party thereto (the “Departing Second-Lien Lenders”), Jefferies Finance LLC, as administrative agent, and the Departing Second-Lien Collateral Agent (the “Jefferies Credit Agreement”), (y) the Second-Lien Security Agreement, dated as of August 13, 2009, by the Credit Parties in favor of the Departing Second-Lien Collateral Agent and (z) the other Second-Lien Documents related thereto, respectively.

C.            Pursuant to Section 8.8 of the Intercreditor Agreement, if any of the Issuers enters into any Refinancing of any Second-Lien Document evidencing a Second-Lien Obligation which Refinancing is permitted by the Intercreditor Agreement, then a Discharge of Second-Lien Obligations under the Intercreditor Agreement shall automatically be deemed not to have occurred for all purposes of the Intercreditor Agreement, and the obligations under such Refinancing shall automatically be treated as Second-Lien Obligations for all purposes of the Intercreditor Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth therein, and the collateral agent in respect of such Refinancing shall be the Second-Lien Collateral Agent for all purposes of the Intercreditor Agreement (but otherwise subject to the provisions of clause (x) of the proviso to the first sentence of Section 9.3 thereof).

D.            Pursuant to Section 9.3 of the Intercreditor Agreement, to the extent that the Second-Lien Credit Agreement is Refinanced with Permitted Second Lien Refinancing Indebtedness, the Liens on all of the Collateral securing such Permitted Second Lien Refinancing Indebtedness (including on the ATA Collateral) shall be junior and subordinated to the Liens on all of the Collateral (including the ATA Collateral) securing the First-Lien Obligations on the terms set forth in the Intercreditor Agreement.

E.             As a condition to the effectiveness of the New Second-Lien Credit Agreement, the Credit Parties must grant to the New Second-Lien Collateral Agent (for the benefit of the New Second-Lien Lenders and the other new “Second-Lien Creditors”) Liens on the Collateral to secure the Obligations under the New Second-Lien Credit Agreement and the related Second-Lien Documents.

Accordingly, the Departing Second-Lien Collateral Agent, the First-Lien Collateral Agent, the New Second-Lien Collateral Agent, and the Grantors agree as follows:

SECTION 1.  Pursuant to Section 8.8 of the Intercreditor Agreement, the Issuers hereby give notice to the First-Lien Collateral Agent that, concurrently with the execution and delivery of this Supplement, the Credit Parties are entering into the New Second-Lien Documents, including the New Second-Lien Credit Agreement and the New Second-Lien Security Agreement, to Refinance the Obligations under the Jefferies Credit Agreement and related Second-Lien Documents.  The collateral agent under the New Second-Lien Documents is Wells Fargo Bank, National Association.  The First-Lien Collateral Agent hereby confirms its obligation to promptly enter into such documents and agreements in order to provide to the New Second-Lien Collateral Agent the rights contemplated by the Intercreditor Agreement, in each case consistent in all material respects with the terms of the Intercreditor Agreement.

SECTION 2.  The New Second-Lien Collateral Agent agrees on behalf of the New Second-Lien Lenders, the other new Second-Lien Creditors under the New Second-Lien Credit Agreement and on its own behalf to be subject to the Intercreditor Agreement on the same terms and in the same capacity as the Departing Second-Lien Lenders, the other departing Second-Lien Creditors under the Jefferies Credit Agreement and the Departing Second-Lien Collateral Agent, respectively, were subject to the Intercreditor Agreement heretofore; provided, that the Liens on all of the Collateral securing such the Second-Lien Obligations under the New Second-Lien Credit Agreement and related Second-Lien Documents (including on the ATA Collateral) shall be junior and subordinated to the Liens on all of the Collateral (including the ATA Collateral) securing the First-Lien Obligations as provided in Section 9.3 of the Intercreditor Agreement, all on the terms set forth in the Intercreditor Agreement.  As of the date hereof, the New Second-Lien Collateral Agent shall be the “Second-Lien Collateral Agent”, the New Second-Lien Administrative Agent shall be the “Second-Lien Administrative Agent”, the New Second-Lien Credit Agreement shall be the “Second-Lien Credit Agreement”, the New Second-Lien Security Agreement shall be the “Second-Lien Security Agreement” and the New Second-Lien Lenders shall be the “Second-Lien Lenders”, in each case for all purposes of the Intercreditor Agreement, and each reference to “Second-Lien Obligations” shall include the Obligations under the New Second-Lien Credit Agreement and the other New Second-Lien

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Documents.  Pursuant to Section 8.8 of the Intercreditor Agreement, the Discharge of Second-Lien Obligations pursuant to the transactions contemplated hereby shall automatically be deemed not to have occurred for all purposes of the Intercreditor Agreement.

SECTION 3.  By its signature, each Person executing this Supplement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Supplement.

SECTION 4.  For the purposes of Section 9.8 of the Intercreditor Agreement, the address of the New Second-Lien Collateral Agent shall be as set forth opposite such New Second-Lien Collateral Agent’s name on the signature page hereto.

SECTION 5.  This Supplement shall become effective when each of the Departing Second-Lien Collateral Agent and the First-Lien Collateral Agent shall have received a counterpart of this Supplement that bears the signature of each party hereto.  Delivery of an executed signature page to this Supplement by facsimile or other electronic method of transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 6.  Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 7.  The provisions of Sections 9.1, 9.2, 9.3, 9.7, 9.10, 9.11, 9.13 and 9.14 of the Intercreditor Agreement are hereby incorporated herein by reference mutatis mutandis.

[signatures follow]

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IN WITNESS WHEREOF, the Departing Second-Lien Agent (on behalf of itself and the Departing Second-Lien Lenders), the First-Lien Collateral Agent (on behalf of itself and the First-Lien Creditors), the New Second-Lien Collateral Agent (on behalf of itself and the New Second-Lien Lenders) and the Grantors, have caused this Supplement to be duly executed and delivered as of the date first above written.

FIRST-LIEN COLLATERAL AGENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as First-Lien Collateral Agent

By:	/s/ Elizabeth T. Wagner
Name: Elizabeth T. Wagner
Title: Vice President

[Signature Page to Amendment to Intercreditor Agreement]

DEPARTING SECOND-LIEN COLLATERAL AGENT

JEFFERIES FINANCE LLC, in its capacity as Departing Second-Lien Collateral Agent

By:	/s/ E. J. Hess
Name: E. J. Hess
Title: Managing Director

[Intercreditor Agreement Notice & Supplement]

Notice Address:	NEW SECOND-LIEN COLLATERAL AGENT
525 Marquette Ave.
Minneapolis, MN Attention: Dawn Bergstrom Telephone No.: (612) 557-7390	WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as New Second-Lien Collateral Agent
Telecopier No.: (612) 557-9225

	By:	/s/ David Bergstrom
Name: David Bergstrom
Title: Assistant Vice President

[Signature Page to Notice of Refinancing and Supplement No 1 (ICA Supp)]

GLOBAL AVIATION HOLDINGS INC.,
as Grantor

By:	/s/ Mark M. McMillin
Name: Mark M. McMillin
Title: General Counsel & Corporate Secretary

NORTH AMERICAN AIRLINES, INC.,
as Grantor

By:	/s/ Mark M. McMillin
Name: Mark M. McMillin
Title: General Counsel & Corporate Secretary

WORLD AIRWAYS, INC.,
as Grantor

By:	/s/ Mark M. McMillin
Name: Mark M. McMillin
Title: General Counsel & Corporate Secretary

NEW ATA ACQUISITION INC.,
as Grantor

By:	/s/ Mark M. McMillin
Name: Mark M. McMillin
Title: General Counsel & Corporate Secretary

NEW ATA INVESTMENT INC.,
as Grantor

By:	/s/ Mark M. McMillin
Name: Mark M. McMillin
Title: General Counsel & Corporate Secretary

[Signature Page to Intercreditor Agreement Supplement]

WORLD AIR HOLDINGS, INC.,
as Grantor

By:	/s/ Mark M. McMillin
Name: Mark M. McMillin
Title: General Counsel & Corporate Secretary

WORLD AIRWAYS PARTS COMPANY, LLC,
as Grantor

By:	/s/ Mark M. McMillin
Name: Mark M. McMillin
Title: General Counsel & Corporate Secretary

GLOBAL AVIATION VENTURES SPV LLC,
as Grantor

By:	/s/ Mark M. McMillin
Name: Mark M. McMillin
Title: General Counsel & Corporate Secretary

[Signature Page to Intercreditor Agreement Supplement]